Exhibit 4.8.23 - Electronic Catalogue (8) - 090218Fan Box - Airtight

1.	ATF-01D（2台）PBJ11-1/PBJ21-1
ATF-01D (2 sets) PBJ11-1/PBJ21-1
额定风量：1500m3/h
Rated Air Flow: 1500m3/h
机外余压：250Pa
Ext. Static Pressure: 250Pa
中效过滤：F7袋式
Medium Efficiency Filter: F7 Bag Filter
风机：ADF-2.5B（防爆）（金永利风机）
Fan: ADF-2.5B (explosion prevention) (Jinyongli Fan)
风机静压：400Pa
Fan Static Pressure: 400Pa
电机功率：0.55kW
Motor Power: 0.55kW

2.	ATF-02D（1台）PB63-1
ATF-02D (1 set) PB63-1
额定风量：1500m3/h
Rated Air Flow: 1500m3/h
风机：ADF-2.0B（防爆）（金永利风机）
Fan: ADF-2.0B (explosion prevention) (Jinyongli Fan)
风机静压：200Pa
Fan Static Pressure: 200Pa
电机功率：0.25kW
Motor Power: 0.25kW

3.	ATF-03D（1台）PB53-1
ATF-03D (1 set) PB53-1
额定风量：3000m3/h
Rated Air Flow: 3000m3/h
风机：ADF-2.8A（防爆）（金永利风机）
Fan: ADF-2.8A (explosion prevention) (Jinyongli Fan)
风机静压：200Pa
Fan Static Pressure: 200Pa
电机功率：0.37kW
Motor Power: 0.37kW

4.	ATF-01D（3台）PJ11-1/PJ21-1/PJ31-1
ATF-01D (3 sets) PJ11-1/PJ21-1/PJ31-1
额定风量：1350m3/h
Rated Air Flow: 1350m3/h
机外余压：250Pa
Ext. Static Pressure: 250Pa
中效过滤：F7袋式
Medium Efficiency Filter: F7 Bag Filter
风机：ADF-2.5B（金永利风机）
Fan: ADF-2.5B (Jinyongli Fan)
风机静压：400Pa
Fan Static Pressure: 400Pa
电机功率：0.55kW
Motor Power: 0.55kW

5.	ATF-01D（2台）PJ12-1/PJ24-1同（4）
ATF-01D (2 sets) PJ12-1/PJ24-1, the same as (4)
6.	ATF-02D（2台）PJ13-1/PJ22-1同（4）
ATF-02D (2 sets) PJ13-1/PJ22-1, the same as (4)
7.	ATF-01D（3台）PJ14-1/PJ23-1/PJ34-1同（4）
ATF-01D (3 sets) PJ14-1/PJ23-1/PJ34-1, the same as (4)
8.	ATF-01D（3台）PJ15-1/PJ25-1/PJ61-1同（4）
ATF-01D (3 sets) PJ15-1/PJ25-1/PJ61-1, the same as (4)
9.	ATF-02D（1台）PJ32-1同（4）
ATF-02D (1 set) PJ32-1, the same as (4)
10.	ATF-01D（2台）PJ33-1/PJ71-1同（4）
ATF-01D (2 sets) PJ33-1/PJ71-1, the same as (4)
11.	ATF-02D（1台）PJ41-1
ATF-02D (1 set) PJ41-1
额定风量：2200m3/h
Rated Air Flow: 2200m3/h
机外余压：150Pa
Ext. Static Pressure: 150Pa
中效过滤：F7袋式
Medium Efficiency Filter: F7 Bag Filter
风机：ADF-2.24B（金永利风机）
Fan: ADF-2.24B (Jinyongli Fan)
风机静压：300Pa
Fan Static Pressure: 300Pa
电机功率：0.32kW
Motor Power: 0.32kW

12.	ATF-02D（1台）PJ41-2
ATF-02D (1 set) PJ41-2
额定风量：1850m3/h
Rated Air Flow: 1850m3/h
机外余压：150Pa
Ext. Static Pressure: 150Pa
中效过滤：F7袋式
Medium Efficiency Filter: F7 Bag Filter
风机：ADF-2.0D（金永利风机）
Fan: ADF-2.0D (Jinyongli Fan)
风机静压：293Pa
Fan Static Pressure: 293Pa
电机功率：0.32kW
Motor Power: 0.32kW

13.	ATF-01D（1台）PJ41-3
ATF-01D (1 set) PJ41-3
额定风量：1200m3/h
Rated Air Flow: 1200m3/h
机外余压：150Pa
Ext. Static Pressure: 150Pa
中效过滤：F7袋式
Medium Efficiency Filter: F7 Bag Filter
风机：ADF-2.0B（金永利风机）
Fan: ADF-2.0B (Jinyongli Fan)
风机静压：300Pa
Fan Static Pressure: 300Pa
电机功率：0.25kW
Motor Power: 0.25kW

14.	ATF-01D（1台）PJ41-4同（13）
ATF-01D (1 set) PJ41-4, the same as (13)
15.	ATF-01D（1台）PJ51-1同（4）
ATF-01D (1 set) PJ51-1, the same as (4)

16.	ATF-03D（1台）P62-1
ATF-03D (1 set) P62-1
额定风量：3300m3/h
Rated Air Flow: 3300m3/h
机外余压：200Pa
Ext. Static Pressure: 200Pa
粗效过滤：G4袋式
Coarse Efficiency Filter: G4 Bag Filter
风机：ADF-2.24D（金永利风机）
Fan: ADF-2.24B (Jinyongli Fan)
风机静压：300Pa
Fan Static Pressure: 300Pa
电机功率：0.55kW
Motor Power: 0.55kW

17.	ATF-02D（1台）P63-1
ATF-02D (1 set) P63-1
额定风量：2200m3/h
Rated Air Flow: 2200m3/h
机外余压：200Pa
Ext. Static Pressure: 200Pa
粗效过滤：G4袋式
Coarse Efficiency Filter: G4 Bag Filter
风机：ADF-2.24B（金永利风机）
Fan: ADF-2.24B (Jinyongli Fan)
风机静压：300Pa
Fan Static Pressure: 300Pa
电机功率：0.32kW
Motor Power: 0.32kW

18.	ATF-02D（3台）P73-1~3
ATF-02D (3 sets) P73-1~3
额定风量：2000m3/h
Rated Air Flow: 2000m3/h
风机：ADF-2.8B（金永利风机）
Fan: ADF-2.8B (Jinyongli Fan)
风机静压：470Pa
Fan Static Pressure: 470Pa
电机功率：0.8kW
Motor Power: 0.8kW